                                                                     EXHIBIT 4.1

                                INTERACTIVE DATA
                          FINANCIAL TIMES INFORMATION
                           14 WALL STREET, 11th FLOOR
                            NEW YORK, NEW YORK 10005
                                 (212) 306-6596
                                FAX 212-306-6698

August 11, 1999


Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Defined Asset Funds
P.O. Box 9051
Princeton, New Jersey 08543-9051
The Chase Manhattan Bank
4 New York Plaza, 6th Floor
New York, New York 10004


RE: GOVERNMENT SECURITIES INCOME FUND,
     GNMA SERIES--1Y, DEFINED ASSET FUNDS
     (A Unit Investment Trust) Units of Fractional
     Undivided Interest-Registered Under the
     Securities Act of 1933, File No. 33-57873)

Gentlemen:

     We have examined the Registration Statement for the above captioned Fund.

     We hereby consent to the reference to Interactive Date Services, Inc. in the Prospectus contained in the Post-Effective No. 4 to the Registration Statement for the above captioned Fund and to the use of the evaluations of the Obligations prepared by us which are referred to in such Prospectus and Registration Statement.

     You are hereby authorized to file copies of this letter with the Securities and Exchange Commission.

                                                   Very truly yours,
                                                   JAMES PERRY
                                                   Vice President